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                                                                     Exhibit 4.8

                              EMPLOYMENT AGREEMENT

AGREEMENT dated 13 January 2003.

BETWEEN  METAL STORM LIMITED (ACN 064 270 006)
                                                                     (`Company')

AND      SYLVIE MOSER-SAVAGE

                                                                    (`Employee')

IT IS AGREED

1.    COMMENCEMENT OF EMPLOYMENT

1.1 The Employee shall commence employment as specified in Item A of the Schedule.

2.    DUTIES

2.1 The Employee must perform all the functions of the position set out in Item B of the Schedule and such other duties as may be determined by the Company from time to time.

2.2 The Employee must carry out the Employer's duties as the Company may from time to time reasonably direct to a standard the Company may reasonably require.

3.    REMUNERATION

3.1 The Company must pay to the Employee the Remuneration package specified in Item C, the components of which may be varied.

3.2   The Employee is not entitled to payment of overtime.

3.3   The Employee's salary will be initially reviewed by 1 July 2003.

3.4 The Company may, as part of the review provided in clause 3.3 and subject to performance, offer the Employee the issue of options in the Company.

4.    ANNUAL LEAVE

4.1 The Employee is entitled to be paid annual leave of 4 weeks pursuant to the Industrial Relations Act 1999.

4.2   Annual leave is to be taken within 12 months of it accruing.

                                                            Employment Agreement

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4.3   The Employee is not entitled to leave loading.

4.4 The Company may request the Employee to take accrued annual leave on 14 days' written notice to the Employee.

5.    SICK LEAVE

5.1 The Employee is entitled to paid sick leave of 8 working days for each 12 months of service.

5.2 Any accrued but not taken sick leave in one year may be taken in another year.

5.3 The Employee may use up to 5 days of sick leave to care for and support members of the Employee's immediate family or members of the Employee's household when they are ill.

5.4 The Employee must when the absence due to sickness (including that specified in 5.3) exceeds 2 days, provide a doctor's certificate or other evidence of the need for sick leave.

6.    GENERAL OBLIGATIONS

6.1   The Employee must:

      (a) devote the whole of the Employee's time during usual business hours to the Company's business unless otherwise approved in writing; and

      (b) diligently and faithfully devote themself to the business of the Company.

7.    TERMINATION OF EMPLOYMENT

7.1 The employment is terminated automatically on the Employee's death or Significant Disability.

7.2 The term `Significant Injury' means any injury or illness which would preclude the Employee from performing the inherent requirements of the Employee's job and,

      (a) if the illness or injury arises out of a work-related activity at least 6 months has elapsed since the Employee first became ill or incapacitated;

      (b) in any other case the Employee has been absent for a period of more than 3 months in any period of 12 consecutive months.

7.3   The employment may be terminated immediately by the Company if the
      Employee:

      (a) is guilty of any criminal or indictable offence or of any dishonesty in relation to the affairs of the Company;

      (b) is guilty of any serious breach of faith, or serious neglect or default or wilful disregard of directions or serious professional misconduct or gross misconduct;

      (c) is precluded or suspended from acting in the role of a Director pursuant to Corporations Law.

7.4 The Company may at any time terminate employment (other than for reasons described in clauses 7.1 and 7.3) on 60 days notice or payment in lieu.

                                                     Employment Agreement Page 2

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8.    COMPLIANCE WITH OBLIGATIONS ON TERMINATION

8.1 The Company will pay the Employee all entitlements accrued to the date of termination.

8.2 The Employee agrees that any amounts owing to the Company may be deducted from any entitlements to be paid under clause 8.1.

8.3 Termination of the employment does not relieve the Employee from payment in full of all sums then owing to the Company or which may become owing in respect of any period prior to termination and is without prejudice to the rights of the Company to sue for antecedent breach by the Employee of the terms and conditions of this agreement.

9.    DUTY TO DELIVER UP

9.1   The Employee must:

            (a)  whenever requested by the Company;

            (b)  without demand as soon as no longer needed; and

            (c)  immediately on termination

      deliver up to the Company all papers, writings, disks, access keys (including computer and other information technology access codes and passwords) and any other material which are in the possession or custody or under the control of the Employee relating in whole or in part to the affairs of the Company or its business.

10.   INTELLECTUAL PROPERTY

10.1  The Employee assigns to the Company:

      (a) all inventions, discoveries and novel designs, whether or not registrable as designs under the Designs Act 1906, patents under the Patents Act 1990 and trademarks under the Trade Marks Act 1995; and

      (b) the entire copyright in all works, including but not limited to all literary and other works as defined in the Copyright Act 1968;

      created by the Employee as a result of and/or in the course of employment, either solely or jointly with others.

10.2 The assignment under clause 10.1 does not restrict the Employee's right to utilise the general expertise and knowledge accumulated by the Employee in the performance of services under this agreement, and the Employee is entitled to use routine procedures developed by the Employee in the performance of those services, but the Employee may not subject to 10.3 make any reproduction or substantial reproduction of any of the intellectual property assigned by clause 10.1 without the written licence of the Company.

10.3 Where the Employee makes a design as a result of and in the course of the performance of the Employee's services, the design is owned by the Company.

10.4 Where the Employee makes any patentable process or article as a result of and in the course of the performance of the Employees services, the patent is owned by the Company.

                                                     Employment Agreement Page 3

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11.   FURTHER ASSURANCES AS TO INTELLECTUAL PROPERTY

11.1 The Employee must during and after the term of this agreement do all acts and things and sign all documents which the Company may reasonably request to secure the Company's ownership of rights in the intellectual property referred to in clause 10.

12.   RESTRAINT DURING EMPLOYMENT

12.1 Without the prior consent of the Company, the Employee must not during employment by the Company:

      (a) act as an officer or Employee of or as a consultant or adviser to any other corporation, firm or person;

      (b) take up any other position with any other corporation, firm or person; or

      (c) hold any shares or securities which create or may create a conflict between the interests of the Company and the interests of the Employee.

13.   CONFIDENTIALITY

13.1 The Employee must not directly or indirectly make use of any intellectual property of the Company except with the authority and for the benefit of the Company.

13.2 The Employee must not without the written consent of the Company publish or disclose any information concerning the business, transactions, or affairs of the Company or of any related body corporate of the Company within the meaning of the Corporations Law unless such publication or disclosure is made in the normal course of employment.

13.3 The information referred to in clause 13 includes information disclosed to the Company or the Employee by any existing or potential customer, supplier, contractor, agent, licensor or licensee of the Company.

13.4 The Employee must at the request of the Company sign a confidentiality agreement containing provisions similar to the provisions in this clause 13 in favour of any person referred to in clause 13.3.

13.5  The Employee acknowledges that:

      (a) a breach of clause 13.1 or clause 13.2 of this agreement would be harmful to the business of the Company;

      (b) monetary damages alone would not be a sufficient remedy for the breach; and

      (c) in addition to any other remedy which may be available in law or equity, the Company is entitled to interim, interlocutory and permanent injunctions or any of them to prevent the breach.

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14.   FURTHER ASSURANCE

14.1 Each party must promptly at its own cost do all things (including executing all documents) necessary or desirable to give full effect to this agreement.

15.   SEVERABILITY

15.1 If anything in this agreement is unenforceable, illegal or void then it is severed and the rest of this agreement remains in force.

16.   ENTIRE UNDERSTANDING

16.1  This agreement:

      (a) is the entire agreement and understanding between the parties on everything connected with the subject matter of this agreement; and

      (b) supersedes any prior agreement or understanding on anything connected with that subject matter.

16.2 Each party has entered into this agreement without relying on any representation by any other party or any person purporting to represent that party.

17.   VARIATION

17.1 An amendment or variation to this agreement is not effective unless it is in writing and signed by the parties.

18.   WAIVER

18.1 A party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

18.2 The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

18.3  A waiver is not effective unless it is in writing.

18.4 Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

19.   GOVERNING LAW AND JURISDICTION

19.1  The law of Queensland governs this agreement.

19.2 The parties submit to the non-exclusive jurisdiction of the courts of Queensland and the Federal Court of Australia.

                                                     Employment Agreement Page 5

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EXECUTED as an agreement in Queensland.

EXECUTED for and on behalf of                 )
METAL STORM LIMITED                           )
ACN 064 270 006 by authority of the directors )
in the presence of:                           )

      /S/ JAMES MICHAEL O'DWYER                 /S/ PETER LOUIS GEORGE PURSEY
      -------------------------------           -------------------------------------
       Director                                  Director/Secretary

      JAMES MICHAEL O'DWYER                     PETER LOUIS GEORGE PURSEY
      -------------------------------           -------------------------------------
       Full Name of Director                     Full Name of Director/Secretary

SIGNED by Sylvie Moser-Savage                 )
in the presence of:                           ) /S/ SYLVIE MOSER-SAVAGE
                                                -------------------------------------
                                                 Signature of Sylvie Moser-Savage

      /S/ SALLY ANN KAYE
      -------------------------------
       Signature of Witness

       SALLY ANN KAYE
      ----------------------------
       Name of Witness (Print)

                                                            Employment Agreement

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                                  THE SCHEDULE

Item A:     Commencement Date:       13 January 2003

Item B:     Position:                Company Secretary

Item C:     Remuneration:            A$95,000 per annum inclusive of the
            Company's superannuation obligation. The employee is entitled to make salary sacrifice arrangements with the Company as desired in relation to remuneration. The Company will provide a fully supported laptop computer and mobile phone for business purposes, and will cover car parking costs.

                                                            Employment Agreement

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            Metal Storm Limited (acn 064 270 006)

            (`Company')


            SYLVIE MOSER-SAVAGE

            (`Employee')


            EMPLOYMENT AGREEMENT